Exhibit 99.1

Supplemental Financial and Operating Information

June 30, 2022

WOODLAND MALL

PLYMOUTH MEETING MALL
Burlington
DICK'S
MILLER'S

ZARA

l

www.preit.com

NYSE: PEI

NYSE: PEIPRB, PEIPRC, PEIPRD

Pennsylvania Real Estate Investment Trust

Supplemental Financial and Operating Information

June 30, 2022

Table of Contents
Introduction

Company Information	1

Earnings Release	2

Changes in Funds from Operations for the Three and Six Months Ended June 30, 2022	6

Market Capitalization and Capital Resources	7

Operating Results

Statements of Operations – Three and Six Months Ended June 30, 2022 and 2021	8

Computation of Earnings Per Share	9

Reconciliation of Net Operating Income and EBITDAre (Non-GAAP Measures) – Three and Six Months Ended June 30, 2022 and 2021	10

Reconciliation of Net Loss (GAAP Measure) to Net Operating Income from Consolidated Properties (Non-GAAP Measure) - Three Months Ended June 30, 2022 and 2021	11

Reconciliation of Equity in (Loss) Income of Partnerships (GAAP Measure) to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure) - Three Months Ended June 30, 2022 and 2021	12

Reconciliation of Net Loss (GAAP Measure) to Net Operating Income from Consolidated Properties (Non-GAAP Measure) - Six Months Ended June 30, 2022 and 2021	13

Reconciliation of Equity in (Loss) Income of Partnerships (GAAP Measure) to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure) - Six Months Ended June 30, 2022 and 2021	14

Reconciliation of Net Loss (GAAP Measure) to Funds From Operations and Funds Available for Distribution (Non-GAAP Measures) – Three and Six Months Ended June 30, 2022 and 2021	15

Condensed Consolidated Balance Sheets	16

Assets and Liabilities - Equity Method Investments, at Ownership Share (Non-GAAP Measure)	17

Operating Statistics

Leasing Activity Summary – Three and Six Months Ended June 30, 2022	18

Summarized Sales and Rent Per Square Foot and Occupancy Percentages	20

Mall Occupancy Percentage and Sales Per Square Foot	21

Top Twenty Tenants	22

Lease Expirations	23

Property Information	24

Balance Sheet

Investment in Real Estate - Consolidated Properties	27

Investment in Real Estate - Equity Method Investments at Ownership Share	28

Capital Expenditures – Three and Six Months Ended June 30, 2022	29

Debt Analysis	30

Debt Schedule	32

Selected Debt Ratios	33

Forward Looking Statements	34

Definitions	35

Pennsylvania Real Estate Investment Trust

Company Information

Background

PREIT (NYSE:PEI) is a publicly traded real estate investment trust (REIT) that owns and manages innovative properties developed to be thoughtful, community-centric hubs. PREIT’s robust portfolio of carefully curated, ever-evolving properties generates success for its tenants and meaningful impact for the communities it serves by keenly focusing on five core areas of established and emerging opportunity: multi-family & hotel, health & tech, retail, essentials & grocery and experiential. Located primarily in densely-populated regions, PREIT is a top operator of high quality, purposeful places that serve as one-stop destinations for customers to shop, dine, play and stay. The portfolio consists of 24 retail properties, 23 of which are operating properties and one is a development property. The 23 operating retail properties have a total of 19.3 million square feet and include 20 shopping malls and three other retail properties.

If you would like to learn more about PREIT or participate in our quarterly earnings conference call, please visit preit.com or contact:

Mario Ventresca

EVP & CFO

One Commerce Square

2005 Market Street, Suite 1000

Philadelphia, PA 19103

Telephone: (215) 875-0703

Heather Crowell

heather@gregoryfca.com

Press release announcements are available on the Company's website at www.preit.com.

CONTACT: AT THE COMPANY

Mario Ventresca

EVP & CFO

(215) 875-0703

Heather Crowell

heather@gregoryfca.com

PREIT Reports Second Quarter 2022 Results

Total Core Mall Leased Space Strong at 95.0%

Core Mall Sales Per Square Foot Reached $605 in June, up 12.2% compared to 2019

Average Renewal Spreads were 2.3% for the Six Months Ended June 30th

Core Mall Total Occupancy Increased 480 Basis Points to 93.8%

Philadelphia, August 9, 2022 - PREIT (NYSE: PEI) today reported results for the three and six months ended June 30, 2022. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is provided in the tables accompanying this release.

	Three Months Ended June 30,		Six Months Ended June 30,
(per share amounts)	2022	2021	2022	2021
Net loss - basic and diluted	$(3.32)	$(6.04)	$(10.72)	$(15.60)
FFO	$1.72	$1.51	$1.51	$(0.59)
FFO, as adjusted	$1.71	$0.48	$0.83	$(1.81)

“It has been a busy and very productive quarter. In the face of an evolving economic backdrop, our team continues to deliver strong results, bringing new tenants to the portfolio and executing on asset sales." said Joseph F. Coradino, Chairman and CEO of PREIT. “We continue to drive the quality of our properties, raise capital through asset sales and pay down debt, improving the balance sheet and setting the stage for the anticipated exercise of our credit facility extension."

•
Same Store NOI, excluding lease termination revenue, increased 3.6% for the six months ended June 30,2022 compared to the six months ended June 30, 2021 driven by increased occupancy and rental revenue.
•
Same Store NOI, excluding lease termination revenue, decreased 5.7% for the three months ended June 30, 2022 compared to the three months ended June 30, 2021.
o
The primary driver of the decrease relative to prior year quarter was the recognition of bad debt recoveries that positively impacted the quarter ended June 30, 2021.

•
Robust leasing activity is driving increased occupancy with Core Mall Total Occupancy increasing by 480 basis points to 93.8% compared to the second quarter 2021. Core Mall Non-anchor Occupancy eclipsed 90%, improving 450 basis points to 90.5% compared to the second quarter of 2021.
•
Total Core Mall leased space, at 95.0%, exceeds occupied space by 120 basis points, and core mall non-anchor leased space, at 92.3%, exceeds occupied space by 180 basis points when including executed new leases slated for future occupancy, demonstrating the rapid pace of leasing activity.
•
For the rolling 12 month period ended June 30, 2022, core mall comparable sales grew to $605 per square foot.
•
Average renewal spreads for the six months ended June 30, 2022 were 2.3%.
•
Two new trustees were elected to the Company's Board of Trustees.
•
The Company made notable advances in its capital-raising efforts. As part of its debt reduction plan, the Company has applied asset sale proceeds and excess cash from operations to pay down debt by $82 million during the six months ended June 30, 2022. The Company currently has over $65 million in purchase and sales agreements executed, and has several others in the final stages of negotiation for a total of over $200 million of potential incremental asset sales pending.

Leasing and Redevelopment

•
297,000 square feet of leases are signed for future openings, which is expected to contribute annualized gross rent of $5.9 million.
•
Construction has started on a new self-storage facility in previously unused below grade space at Mall at Prince George’s in Hyattsville, MD.
•
A lease has been executed with Tilted 10 and Tilt Studio, an action-packed bi-level 104,000 square foot indoor family entertainment center at Willow Grove Park, adding family entertainment to this locally-loved destination shopping experience, and is expected to open in the third quarter 2022.
•
Phoenix Theatres at Woodland Mall, occupying 47,000 square feet, opened in April 2022.
•
At Moorestown Mall, Cooper University Healthcare has started construction on its facility that is expected to open in the second half of 2023. The sale of land for multi-family development was completed in June 2022. Construction is expected to begin on this project in August 2022 with initial occupancy anticipated in fall 2024.
•
Landlord work is underway for a new prototype, 32,000 square foot,LEGO® Discovery Center at Springfield Town Center with expected opening in third quarter 2023.
•
Leases are executed for 10 stores within the portfolio with expanding retailers Rose & Remington, BoxLunch and Lovisa.

Primary Factors Affecting Financial Results for the Three Months Ended June 30, 2022 and 2021

•
Net loss attributable to PREIT common shareholders was $17.6 million (which takes into consideration the accrual of preferred dividends that accumulated during the quarter but have not been paid), or $3.32 per basic and diluted share for the three months ended June 30, 2022, compared to net loss attributable to PREIT common shareholders of $31.4 million, or $6.04 per basic and diluted share for the three months ended June 30, 2021.
•
Funds from Operations increased in the three months ended June 30, 2022 compared to the prior year period due primarily to a gain of $8.8 million from the sale of our Moorestown multifamily land parcel and a decrease in general and administrative expenses offset by lower NOI, including lease termination revenue.
•
Same Store NOI, including lease terminations, decreased by $4.4 million, or 8.3% due primarily to lower lease termination revenue and lower rental income compared to the same quarter last year as a result of accounting treatment for abatements that positively impacted the 2021 quarter partially offset by increases in minimum rent and percentage rent.
•
FFO for the three months ended June 30, 2022 was $1.72 per diluted share and OP Unit compared to $1.51 per diluted share and OP Unit for the three months ended June 30, 2021.

All NOI and FFO amounts referenced as primary factors affecting financial results above include our share of unconsolidated properties’ revenues and expenses. Additional information regarding changes in operating results for the three and six months ended June 30, 2022 and 2021 is included on page 15.

Liquidity and Financing Activities

As of June 30, 2022, the Company had $113.9 million available under its First Lien Revolving Credit Facility. The Company’s corporate cash balances, when combined with available credit, provide total liquidity of $127.6 million.

Asset Dispositions

Multifamily Land Parcels: During the quarter, the Company closed on the sale of land for 375 residential units at Moorestown Mall for approximately $12 million. The Company has executed agreements of sale for land parcels for anticipated multi-family development at three properties. One parcel is being re-marketed and the parcel at Exton Square Mall is included in the $28.8 million purchase price.

Hotel Parcels: The Company has an executed purchase and sale agreement for the sale of a parcel for hotel development at Springfield Town Center for $2.7 million.

Other Parcels: In February, we completed the redemption of preferred equity issued as part of the sale of our New Garden land parcel. In connection with this settlement, we received approximately $2.5 million. The Company expects to close on the sale of an anchor box at Valley View Mall for $2.6 million in the second half of the year. In July, the Company executed an amended purchase and sale agreement for the sale of Exton Square Mall for $28.8 million, which is expected to close in the second half of the year. In April, we executed a purchase and sale agreement for the sale of the former Sears TBA location at Moorestown Mall for $3.35 million. In May, we executed a purchase and sales agreement for the sale of 11 outparcels for $32.5 million. The sale of 3 parcels for over $5 million has been completed at this time.

2022 Outlook

The Company is not issuing detailed guidance at this time.

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time on Tuesday August 9, 2022, to review the Company’s results and future outlook. To listen to the call, please dial 1(888) 330-2024 (domestic toll free), or 1(646) 960-0187 (international), and request to join the PREIT call, Conference ID 9326912, at least fifteen minutes before the scheduled start time as callers could experience delays. Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, the online archive of the webcast will also be available for one year following the call.

About PREIT

PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages innovative properties developed to be thoughtful, community-centric hubs. PREIT's robust portfolio of carefully curated, ever-evolving properties generates success for its tenants and meaningful impact for the communities it serves by keenly focusing on five core areas of established and emerging opportunity: multi-family & hotel, health & tech, retail, essentials & grocery and experiential. Located primarily in densely-populated regions, PREIT is a top operator of high quality, purposeful places that serve as one-stop destinations for customers to shop, dine, play and stay. Additional information is available at www.preit.com or on Twitter, Instagram or LinkedIn.

Rounding

Certain summarized information in the tables included may not total due to rounding.

Pennsylvania Real Estate Investment Trust

Changes in Funds from Operations

For the Three and Six Months Ended June 30, 2022 as compared to the Three and Six Months Ended June 30, 2021

(all per share amounts on a diluted basis unless otherwise noted; rounded to the nearest half penny; amounts may not total due to rounding)

(in thousands, except per share amounts)	Three Months Ended June 30, 2022	Per Diluted Share and OP Unit	Six Months Ended June 30, 2022	Per Diluted Share and OP Unit
Funds from Operations, as adjusted June 30, 2021	$8,137	$0.10	$(3,164)	$(0.04)

Changes - Q2 2021 to Q2 2022

Contribution from anchor replacements and new box tenants	528	0.10	834	0.16
Impact from bankruptcies	(17)	(0.01)	13	-
Other leasing activity, including base rent and net CAM and real estate tax recoveries	(1,425)	(0.27)	250	0.05
Lease termination revenue	867	0.16	841	0.16
Credit losses	(1,502)	(0.28)	(328)	(0.06)
Other	401	0.07	658	0.12
Same Store NOI from unconsolidated properties	(3,269)	(0.61)	82	0.02
Same Store NOI	(4,417)	(0.83)	2,350	0.45
Non Same Store NOI	(884)	(0.17)	(15,738)	(2.92)
General and administrative expenses	3,791	0.70	4,139	0.77
Capitalization of leasing costs	48	0.01	76	0.02
Other	3,703	0.69	19,143	3.55
Interest expense, net	(1,181)	(0.22)	(2,366)	(0.44)
Increase in weighted average shares	-	-
Funds from Operations, as adjusted June 30, 2022	9,197	1.71	4,440	0.83
Provision for employee separation expense	85	0.01	1	-
Gain on sale of preferred equity interest	-	-	3,688	0.68
Funds from Operations, June 30, 2022	$9,282	$1.72	$8,129	$1.51

Pennsylvania Real Estate Investment Trust

Market Capitalization and Capital Resources

(in thousands)

	June 30, 2022		December 31, 2021
MARKET CAPITALIZATION

EQUITY CAPITALIZATION
Common Shares Outstanding	5,369		5,347
OP Units Outstanding	69		69
Total Common Shares and OP Units Outstanding	5,438	-	5,416
Equity Market Capitalization—Common Shares and OP Units	$18,216		$82,865
Series B Preferred Shares, Nominal Value	86,250		86,250
Series C Preferred Shares, Nominal Value	172,500		172,500
Series D Preferred Shares, Nominal Value	125,000		125,000
Total Equity Market Capitalization	$401,966		$466,605

DEBT CAPITALIZATION
Secured Debt Balance (1)	$2,157,096		$2,253,673

TOTAL MARKET CAPITALIZATION	$2,559,062		$2,720,278

Equity Capitalization/Total Market Capitalization	15.7%		17.2%
Debt Capitalization/Total Market Capitalization	84.3%		82.8%

CAPITAL RESOURCES
Cash and Cash Equivalents	$46,955		$69,043
Revolving Facility	130,000		130,000
Amount Outstanding	(16,078)		(54,549)
Available Revolving Facility (2)	113,922		75,451
Term Loans	1,128,680		1,120,751
Amount Borrowed	(1,128,680)		(1,120,751)
Available Term Loans	-		-
TOTAL	$160,877		$144,494

(1) Includes all consolidated mortgages, term loans, and revolving credit facility, as well as our share of mortgage debt from unconsolidated equity method investments, which includes $97.3 million of secured debt from our share of the FDP Term Loan as of June 30, 2022 and December 31, 2021 and $59.5 million and $57.8 million from our share of the FDP Partnership Loan as of June 30, 2022 and December 31, 2021, respectively. As of December 10, 2020, all debt is now secured.

(2) The available First Lien Revolving Facility borrowings are subject to covenants that may restrict amounts that can be borrowed.

Pennsylvania Real Estate Investment Trust

Statements of Operations – Three and Six Months Ended June 30, 2022 and 2021

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands of dollars)	2022	2021	2022	2021
REVENUE:
Real estate revenue:
Lease revenue	$66,652	$68,112	$130,092	$128,020
Expense reimbursements	4,215	3,887	8,359	7,786
Other real estate revenue	2,191	1,957	3,801	3,428
Total real estate revenue	73,058	73,956	142,252	139,234
Other income	69	162	310	288
Total revenue	73,127	74,118	142,562	139,522
EXPENSES:
Operating expenses:
Property operating expenses:
CAM and real estate taxes	(26,075)	(25,661)	(53,947)	(53,492)
Utilities	(3,528)	(2,860)	(7,089)	(5,824)
Other property operating expenses	(2,199)	(2,244)	(4,339)	(4,608)
Total property operating expenses	(31,802)	(30,765)	(65,375)	(63,924)
Depreciation and amortization	(28,382)	(29,686)	(57,492)	(59,525)
General and administrative expenses	(9,744)	(13,535)	(21,227)	(25,366)
Provision for employee separation expenses	85	(149)	1	(240)
Insurance recoveries, net	—	670	—	670
Project costs and other expenses	(19)	(77)	(79)	(179)
Total operating expenses	(69,862)	(73,542)	(144,172)	(148,564)
Interest expense, net (1)	(32,601)	(31,978)	(63,992)	(62,709)
Gain on debt extinguishment, net	—	4,587	—	4,587
Impairment of assets	—	(1,302)	—	(1,302)
Reorganization expenses	—	(69)	—	(267)
Total expenses	(102,463)	(102,304)	(208,164)	(208,255)
Equity in (loss) income of partnerships(2)	(1,188)	2,433	(1,583)	(1,000)
Gain (loss) on sales of interests in real estate	1,701	(974)	1,701	(974)
Gain on sale of equity method investment	9,053	—	9,053	—
Gain on sales of real estate by equity method investee	—	1,347	—	1,347
Gains on sales of non operating real estate	8,755	—	8,755	—
Gain on sale of preferred equity interest	—	—	3,688	—
Net loss	(11,015)	(25,380)	(43,988)	(69,360)
Less: net loss attributable to noncontrolling interest	225	783	729	2,017
Net loss attributable to PREIT	(10,790)	(24,597)	(43,259)	(67,343)
Less: preferred share dividends	(6,844)	(6,844)	(13,688)	(13,688)
Net loss attributable to PREIT common shareholders	$(17,634)	$(31,441)	$(56,947)	$(81,031)

(1) Net of capitalized interest expense of $21 and $17 for the three months ended June 30, 2022 and 2021, respectively and $45 and $147 for the six months ended June 30, 2022 and 2021, respectively.

(2) Equity in loss of partnerships is net of capitalized interest expense of $0 and $143 for the three months ended June 30, 2022 and 2021, respectively and $0 and $246 for the six months ended June 30, 2022 and 2021, respectively.

Pennsylvania Real Estate Investment Trust

Computation of Earnings Per Share – Three and Six Months Ended June 30, 2022 and 2021

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except per share amounts)	2022	2021	2022	2021
Net loss	$(11,015)	$(25,380)	$(43,988)	$(69,360)
Noncontrolling interest	225	783	729	2,017
Preferred share dividends	(6,844)	(6,844)	(13,688)	(13,688)
Net loss used to calculate loss per share—basic and diluted	$(17,634)	$(31,441)	$(56,947)	$(81,031)
Basic and diluted loss per share:	$(3.32)	$(6.04)	$(10.72)	$(15.60)

(in thousands of shares)
Weighted average shares outstanding—basic	5,317	5,210	5,311	5,193
Effect of common share equivalents(1)	—	—	—	—
Weighted average shares outstanding—diluted	5,317	5,210	5,311	5,193

(1) The Company had net losses used to calculate earnings per share for the three and six months ended June 30, 2022 and 2021. Therefore, the effects of common share equivalents are excluded from the calculation of diluted loss per share for these periods because they would be antidilutive.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Operating Income and Earnings Before Interest, Income Taxes, Depreciation, and Amortization for Real Estate (Non-GAAP Measures) - Three and Six Months Ended June 30, 2022 and 2021

(in thousands)

Net Operating Income ("NOI") Reconciliation for the Three Months Ended June 30, 2022 and 2021 (1)

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2022	2021	$	%	2022	2021	2022	2021
NOI from consolidated properties	$41,469	$42,617	$(1,148)	(2.7%)	$(213)	$574	$41,256	$43,191
NOI attributable to equity method investments, at ownership share	7,275	10,544	(3,269)	(31.0%)	560	658	7,835	11,202
Total NOI	48,744	53,161	(4,417)	(8.3%)	347	1,232	49,091	54,393
Less: lease termination revenue	1,551	3,135	(1,584)	(50.5%)	41	-	1,592	3,135
Total NOI excluding lease termination revenue	$47,193	$50,026	$(2,833)	(5.7%)	$306	$1,232	$47,499	$51,258

(1) NOI is a non-GAAP measure. See definition of NOI on page 35.

Net Operating Income ("NOI") Reconciliation for the Six Months Ended June 30, 2022 and 2021 (1)

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2022	2021	$	%	2022	2021	2022	2021
NOI from consolidated properties	$77,591	$75,323	$2,268	3.0%	$(713)	$(13)	$76,878	$75,310
NOI attributable to equity method investments, at ownership share	15,102	15,020	82	0.5%	1,162	1,225	16,264	16,245
Total NOI	92,693	90,343	2,350	2.6%	449	1,212	93,142	91,555
Less: lease termination revenue	2,345	3,170	(825)	-26.0%	49	-	2,394	3,170
Total NOI excluding lease termination revenue	$90,348	$87,173	$3,175	3.6%	$400	$1,212	$90,748	$88,385

(1) NOI is a non-GAAP measure. See definition of NOI on page 35.

Earnings Before Interest, Income Taxes, Depreciation, and Amortization for Real Estate ("EBITDAre") Reconciliation(1)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(11,015)	$(25,380)	$(43,988)	$(69,360)
Depreciation and amortization:
Consolidated	28,382	29,686	57,492	59,525
Unconsolidated properties at ownership share	2,973	2,975	5,995	6,162
Interest expense:
Consolidated	32,601	31,978	63,992	62,709
Unconsolidated properties at ownership share	5,995	5,437	11,765	10,682
(Gain) loss on sales of interests in real estate	(1,701)	974	(1,701)	974
Gain on sale of equity method investment	(9,053)	-	(9,053)	-
Gain on sales of real estate by equity method investee	-	(1,347)	-	(1,347)
Gain on debt extinguishment, net	-	(4,587)	-	(4,587)
Impairment of assets	-	1,302	-	1,302
Loss on remeasurement of assets by equity method investee	-	-	-	-
EBITDAre	$48,182	$41,038	$84,502	$66,060

(1) EBITDAre is a non-GAAP measure. See definition on page 36.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Loss (GAAP Measure) to Net Operating Income from Consolidated Properties (Non-GAAP Measure)

Three Months Ended June 30, 2022 and 2021

(in thousands)

	Three Months Ended June 30,
	2022	2021
Net loss	$(11,015)	$(25,380)
Other income	(69)	(162)
Depreciation and amortization	28,382	29,686
General and administrative expenses	9,744	13,535
Insurance recoveries, net	-	(670)
Provision for employee separation expenses	(85)	149
Project costs and other expenses	19	77
Interest expense, net	32,601	31,978
Equity in loss (income) of partnerships	1,188	(2,433)
Gain on debt extinguishment, net	-	(4,587)
Impairment of assets	-	1,302
Reorganization expenses	-	69
(Gain) loss on sales of interests in real estate	(1,701)	974
Gain on sale of equity method investment	(9,053)	-
Gain on sales of real estate by equity method investee	-	(1,347)
Gain on sales of non operating real estate	(8,755)	-
NOI from consolidated properties(1)	$41,256	$43,191

(1) NOI is a non-GAAP measure. See definition of NOI on page 35.

	Same Store		Non Same Store		Total
	2022	2021	2022	2021	2022	2021
Real estate revenue
Base rent	$47,661	$48,282	$791	$1,331	$48,452	$49,613
CAM reimbursement income	8,132	8,159	174	142	8,306	8,301
Real estate tax income	7,124	6,596	30	81	7,154	6,677
Percentage rent	301	217	171	-	472	217
Lease termination revenue	1,490	623	40	-	1,530	623
	64,708	63,877	1,206	1,554	65,914	65,431
Less: credit losses	805	2,307	(67)	375	738	2,682
Lease revenue	65,513	66,184	1,139	1,929	66,652	68,113
Expense reimbursements	4,125	3,756	90	131	4,215	3,887
Other real estate revenue	2,104	1,745	87	211	2,191	1,956
Total real estate revenue	71,742	71,685	1,316	2,271	73,058	73,956
Property operating expenses
CAM and real estate taxes	(24,881)	(24,313)	(1,195)	(1,349)	(26,076)	(25,662)
Utilities	(3,379)	(2,700)	(149)	(160)	(3,528)	(2,860)
Other property operating expenses	(2,013)	(2,055)	(185)	(188)	(2,198)	(2,243)
Total property operating expenses	(30,273)	(29,068)	(1,529)	(1,697)	(31,802)	(30,765)
NOI from consolidated properties(1)	41,469	42,617	(213)	574	41,256	43,191
Less: Lease termination revenue	1,490	623	40	-	1,530	623
NOI from consolidated properties excluding lease termination revenue(1)	$39,979	$41,994	$(253)	$574	$39,726	$42,568
% change in Same Store NOI from consolidated properties excluding lease termination revenue		(4.8%)

(1) NOI is a non-GAAP measure. See definition of NOI on page 35.

Pennsylvania Real Estate Investment Trust

Reconciliation of Equity in (Loss) Income of Partnerships (GAAP Measure) to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure)

Three Months Ended June 30, 2022 and 2021

(in thousands)

	Three Months Ended June 30,
(in thousands of dollars)	2022	2021
Equity in loss of partnerships	$(1,188)	$2,433
Other income	-	-
Depreciation and amortization	2,973	2,974
Impairment of assets	-	265
Interest expense and other expenses, net	6,050	5,531
NOI from equity method investments at ownership share(1)	$7,835	$11,203
(1) NOI is a non-GAAP measure. See definition of NOI on page 35.

	Same Store		Non Same Store		Total
	2022	2021	2022	2021	2022	2021
Real estate revenue
Base rent	$7,341	$7,123	$499	$545	$7,840	$7,668
CAM reimbursement income	1,888	2,487	134	122	2,022	2,609
Real estate tax income	836	985	99	97	935	1,082
Percentage rent	443	287	201	228	644	515
Lease termination revenue	61	2,512	1	-	62	2,512
	10,569	13,394	934	992	11,503	14,386
Less: credit losses	166	629	(19)	43	147	672
Lease revenue	10,735	14,023	915	1,035	11,650	15,058
Expense reimbursements	591	440	94	108	685	548
Other real estate revenue	625	552	50	40	675	592
Total real estate revenue	11,951	15,015	1,059	1,183	13,010	16,198
Property operating expenses
CAM and real estate taxes	(3,425)	(3,708)	(348)	(379)	(3,773)	(4,087)
Utilities	(526)	(275)	(43)	(42)	(569)	(317)
Other property operating expenses	(725)	(488)	(107)	(104)	(832)	(592)
Total property operating expenses	(4,676)	(4,471)	(498)	(525)	(5,174)	(4,996)
NOI from equity method investments at ownership share(1)	7,275	10,544	561	658	7,836	11,202
Less: Lease termination revenue	61	2,512	1	-	62	2,512
NOI from equity method investments at ownership share excluding lease termination revenue(1)	$7,214	$8,032	$560	$658	$7,774	$8,690
% change in Same Store NOI from equity method investments at ownership share excluding lease termination revenue		(10.2%)

(1) NOI is a non-GAAP measure. See definition of NOI on page 35.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Loss (GAAP Measure) to Net Operating Income from Consolidated Properties (Non-GAAP Measure)

Six Months Ended June 30, 2022 and 2021

(in thousands)

	Six Months Ended June 30,
	2022	2021

Net loss	$(43,988)	$(69,360)
Other income	(310)	(288)
Depreciation and amortization	57,492	59,525
General and administrative expenses	21,227	25,366
Insurance recoveries, net	-	(670)
Provision for employee separation expenses	(1)	240
Project costs and other expenses	79	179
Interest expense, net	63,992	62,709
Impairment of assets	-	1,302
Equity in loss of partnerships	1,583	1,000
(Gain) on debt extinguishment, net	-	(4,587)
(Gain) loss on sales of interests in real estate	(1,701)	974
Gain on sale of equity method investment	(9,053)	-
Gain on sales of real estate by equity method investee	-	(1,347)
Reorganization expenses	-	267
(Gain) on sale of preferred equity interest	(3,688)	-
Loss on sales of interest in non operating real estate	(8,755)	-
NOI from consolidated properties(1)	$76,877	$75,310

(1) NOI is a non-GAAP measure. See definition of NOI on page 35.

	Same Store		Non Same Store		Total
	2022	2021	2022	2021	2022	2021
Real estate revenue
Base rent	$94,416	$93,077	$1,691	$2,454	$96,107	$95,531
CAM reimbursement income	16,510	16,350	272	310	16,782	16,660
Real estate tax income	14,293	13,507	28	114	14,321	13,621
Percentage rent	413	205	172	-	585	205
Lease termination revenue	1,499	658	40	-	1,539	658
	127,131	123,797	2,203	2,878	129,334	126,675
Less: credit losses	781	1,109	(22)	236	759	1,345
Lease revenue	127,912	124,906	2,181	3,114	130,093	128,020
Expense reimbursements	8,166	7,541	193	244	8,359	7,785
Other real estate revenue	3,612	3,159	188	269	3,800	3,428
Total real estate revenue	139,690	135,606	2,562	3,627	142,252	139,233
Property operating expenses
CAM and real estate taxes	(51,313)	(50,526)	(2,634)	(2,965)	(53,947)	(53,491)
Utilities	(6,785)	(5,551)	(305)	(273)	(7,090)	(5,824)
Other property operating expenses	(4,001)	(4,206)	(336)	(402)	(4,337)	(4,608)
Total property operating expenses	(62,099)	(60,283)	(3,275)	(3,640)	(65,374)	(63,923)
NOI from consolidated properties(1)	77,591	75,323	(713)	(13)	76,878	75,310
Less: Lease termination revenue	1,499	658	40	-	1,539	658
NOI from consolidated properties excluding lease termination revenue(1)	$76,092	$74,665	$(753)	$(13)	$75,339	$74,652
% change in Same Store NOI from consolidated properties excluding lease termination revenue		1.9%

Pennsylvania Real Estate Investment Trust

Reconciliation of Equity in (Loss) Income of Partnerships (GAAP Measure) to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure)

Six Months Ended June 30, 2022 and 2021

(in thousands)

	Six Months Ended June 30,
(in thousands of dollars)	2022	2021
Equity in loss of partnerships	$(1,583)	$(1,000)
Depreciation and amortization	5,995	6,162
Impairment of assets	-	265
Interest expense and other expenses, net	11,852	10,818
NOI from equity method investments at ownership share(1)	$16,264	$16,245

(1) NOI is a non-GAAP measure. See definition of NOI on page 35.

	Same Store		Non Same Store		Total
	2022	2021	2022	2021	2022	2021
Real estate revenue
Base rent	$15,069	$14,641	$1,052	$1,107	$16,121	$15,748
CAM reimbursement income	3,779	3,902	290	273	4,069	4,175
Real estate tax income	1,773	1,819	214	217	1,987	2,036
Percentage rent	659	327	342	344	1,001	671
Lease termination revenue	846	2,512	9	-	855	2,512
	22,126	23,201	1,907	1,941	24,033	25,142
Less: credit losses	204	(221)	(20)	6	184	(215)
Lease revenue	22,330	22,980	1,887	1,947	24,217	24,927
Expense reimbursements	1,153	827	197	204	1,350	1,031
Other real estate revenue	1,278	707	97	83	1,375	790
Total real estate revenue	24,761	24,514	2,181	2,234	26,942	26,748
Property operating expenses
CAM and real estate taxes	(7,275)	(7,640)	(730)	(744)	(8,005)	(8,384)
Utilities	(1,036)	(610)	(94)	(81)	(1,130)	(691)
Other property operating expenses	(1,348)	(1,244)	(196)	(184)	(1,544)	(1,428)
Total property operating expenses	(9,659)	(9,494)	(1,020)	(1,009)	(10,679)	(10,503)
NOI from equity method investments at ownership share(1)	15,102	15,020	1,161	1,225	16,263	16,245
Less: Lease termination revenue	846	2,512	9	-	855	2,512
NOI from equity method investments at ownership share excluding lease termination revenue(1)	$14,256	$12,508	$1,152	$1,225	$15,408	$13,733
% change in Same Store NOI from equity method investments at ownership share excluding lease termination revenue		14.0%

(1) NOI is a non-GAAP measure. See definition of NOI on page 35.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Loss (GAAP Measure) to Funds From Operations and Funds Available for Distribution (Non-GAAP Measures)

Three and Six Months Ended June 30, 2022 and 2021

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
FUNDS FROM OPERATIONS (1)

Net loss	$(11,015)	$(25,380)	$(43,988)	$(69,360)
Depreciation and amortization on real estate:
Consolidated properties	28,078	29,349	56,876	58,840
PREIT's share of equity method investments	2,973	2,974	5,995	6,162
(Gain) loss on sales of interests in real estate	(1,701)	974	(1,701)	974
Gain on sale of equity method investment	(9,053)	-	(9,053)	-
Gain on sales of real estate by equity method investee	-	(1,347)	-	(1,347)
Impairment of Assets:
Consolidated properties	-	1,302	-	1,302
PREIT's share of equity method investments	-	265	-	265
Funds from operations attributable to common shareholders and OP Unit holders(1)	9,282	8,137	8,129	(3,164)
Provision for employee separation expenses	(85)	149	(1)	240
(Gain) on hedge ineffectiveness	-	(494)	-	(1,797)
(Gain) on debt extinguishment, net	-	(4,587)	-	(4,587)
Insurance recoveries, net	-	(670)	-	(670)
(Gain) on sale of preferred equity interest	-	-	(3,688)	-
Reorganization expenses	-	69	-	267
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders	$9,197	$2,604	$4,440	$(9,711)

FUNDS AVAILABLE FOR DISTRIBUTION(1)

Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders(1)	$9,197	$2,604	$4,440	$(9,711)
Adjustments:
Straight line rent	189	(446)	498	(612)
Recurring capital expenditures	(954)	(1,703)	(1,767)	(1,925)
Tenant allowances	(1,589)	(3,217)	(2,578)	(4,680)
Amortization of non-cash deferred compensation	565	1,147	400	2,469
Capitalized leasing costs	(72)	(24)	(101)	(25)
Amortization of above- and below-market lease intangibles	(2)	(15)	(6)	(30)
Funds available for distribution to common shareholders and OP Unit holders(1)	$7,334	$(1,654)	$886	$(14,514)

Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$1.72	$1.51	$1.51	$(0.59)
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$1.71	$0.48	$0.83	$(1.81)
Funds available for distribution to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$1.36	$(0.31)	$0.16	$(2.70)

Weighted average number of shares outstanding	5,317	5,210	5,311	5,193
Weighted average effect of full conversion of OP Units	69	132	69	132
Effect of common share equivalents	-	61	-	54
Total weighted average shares outstanding, including OP Units	5,386	5,403	5,380	5,378

(1) Non-GAAP measures. See definitions on page 35.

Pennsylvania Real Estate Investment Trust

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except per share amounts)	June 30, 2022	December 31, 2021
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,113,836	$3,156,194
Construction in progress	45,472	45,828
Land held for development	4,339	4,339
Total investments in real estate	3,163,647	3,206,361
Accumulated depreciation	(1,443,004)	(1,405,260)
Net investments in real estate	1,720,643	1,801,101
INVESTMENTS IN PARTNERSHIPS, at equity:	7,967	16,525
OTHER ASSETS:
Cash and cash equivalents	24,008	43,852
Tenant and other receivables	32,173	42,501
Intangible assets (net of accumulated amortization of $22,274 and $21,598 at June 30, 2022 and December 31, 2021, respectively)	9,378	10,054
Deferred costs and other assets, net	93,198	128,923
Assets held for sale	41,304	8,780
Total assets	$1,928,671	$2,051,736
LIABILITIES:
Mortgage loans payable, net	$808,644	$851,283
Term Loans, net	968,871	959,137
Revolving Facilities	16,078	54,549
Tenants’ deposits and deferred rent	9,322	10,180
Distributions in excess of partnership investments	72,680	71,570
Fair value of derivative instruments	-	8,427
Accrued expenses and other liabilities	74,941	89,543
Total liabilities	1,950,536	2,044,689
COMMITMENTS AND CONTINGENCIES (Note 8)
EQUITY:
Series B Preferred Shares, $.01 par value per share; 25,000 shares authorized; 3,450 shares issued and outstanding; liquidation preference of $98,971 and $95,791 at June 30, 2022 and December 31, 2021, respectively	35	35
Series C Preferred Shares, $.01 par value per share; 25,000 shares authorized; 6,900 shares issued and outstanding; liquidation preference of $197,340 and $191,130 at June 30, 2022 and December 31, 2021, respectively	69	69
Series D Preferred Shares, $.01 par value per share; 25,000 shares authorized; 5,000 shares issued and outstanding; liquidation preference of $142,188 and $137,891 at June 30, 2022 and December 31, 2021, respectively	50	50
Shares of beneficial interest, $1.00 par value per share; 13,333 shares authorized; 5,369 and 5,347 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	5,369	5,347
Capital contributed in excess of par	1,857,496	1,851,866
Accumulated other comprehensive loss	475	(8,830)
Distributions in excess of net income	(1,875,634)	(1,832,375)
Total equity (deficit) – Pennsylvania Real Estate Investment Trust	(12,140)	16,162
Noncontrolling interest	(9,725)	(9,115)
Total equity (deficit)	(21,865)	7,047
Total liabilities and equity	$1,928,671	$2,051,736

Pennsylvania Real Estate Investment Trust

Assets and Liabilities - Equity Method Investments, at Ownership Share (Non-GAAP Measure)

(in thousands)

(in thousands of dollars)	June 30, 2022	December 31, 2021
ASSETS:
Investments in real estate, at cost:
Operating properties	$377,673	$403,799
Construction in progress	3,949	5,430
Total investments in real estate	381,622	409,229
Accumulated depreciation	(118,686)	(120,996)
Net investments in real estate	262,936	288,233
Cash and cash equivalents	22,947	25,191
Deferred costs and other assets, net	75,578	75,944
Total assets	361,461	389,368
LIABILITIES AND PARTNERS’ INVESTMENT:
Mortgage loans payable, net	201,311	224,744
FDP Term Loan, net	97,301	97,301
Partnership Loan	59,534	57,771
Other liabilities	68,028	64,597
Total liabilities	426,174	444,413
Net investment	$(64,713)	$(55,045)
Reconciliation to comparable GAAP balance sheet item:

The non-GAAP financial information presented above includes financial information attributable to our share of unconsolidated properties. This proportionate financial information is non-GAAP financial information, but we believe that it is helpful information because it reflects the pro rata contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting. Under such method, our investments in these entities are recorded in the balance sheet caption entitled “Investment in partnerships, at equity.” In the case of deficit investment balances, such amounts are recorded in “Distributions in excess of partnership investments.”

To derive the proportionate financial information reflected in the tables above we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item. Under the partnership agreements relating to our current unconsolidated partnerships with third parties, we own a 25% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-pro rata allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions. While this method approximates our indirect economic interest in our pro rata share of the assets and liabilities of our unconsolidated partnerships, we do not control these partnerships or have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest.

Pennsylvania Real Estate Investment Trust

Leasing Activity Summary – Three Months Ended June 30, 2022

		Number	GLA	Term		Initial Rent per square foot ("psf")	Previous Rent psf	Initial Gross Rent Renewal Spread(1)		Average Rent Renewal Spread(2)	Annualized Tenant Improvements psf(3)
								$	%	%
Non Anchor
New Leases
Under 10k square feet ("sf")	Consolidated	48	123,633	5.1		$30.61	N/A	N/A	N/A	N/A	$4.56
	Unconsolidated(4)	3	7,444	3.1		36.10	N/A	N/A	N/A	N/A	-
Total Under 10k sf		51	131,077	5.0		$30.92	N/A	N/A	N/A	N/A	$4.40

Over 10k sf	Unconsolidated(4)	2	33,246	10.0		21.31	N/A	N/A	N/A	N/A	11.39
Total New Leases		53	164,323	6.0		$28.98	N/A	N/A	N/A	N/A	$6.76

Renewal Leases
Under 10k sf	Consolidated	24	37,705	3.3		$84.90	$82.48	$2.42	2.9%	8.1%	$-
	Unconsolidated(4)	6	13,635	2.9		$66.90	$69.64	(2.74)	(3.9%)	(1.1%)	-
Total Under 10k sf		30	51,340	3.2		$80.12	$79.07	$1.05	1.3%	5.7%	$-

Over 10k	Consolidated	3	87,431	2.2		12.67	14.73	(2.06)	(14.0%)	(14.4%)	$-
	Unconsolidated(4)	-	-	-		-	-	-	0.0%	0.0%	-
Total Over 10k sf		3	87,431	2.2		12.67	14.73	(2.06)	(14.0%)	(14.4%)	$-
Total Fixed Rent		33	138,771	2.6		$37.62	$38.53	$(0.91)	(2.4%)	0.3%	$-
Percentage in Lieu	Consolidated	22	47,313	2.9		$44.50	$44.16	$0.34	0.8%	N/A	$-

Total Percentage in Lieu	Consolidated	22	47,313	2.9		44.50	44.16	0.34	0.8%	N/A	-
Total Renewal Leases		55	186,084	2.7	`	$39.37	$39.96	$(0.59)	(1.5%)		$-
Total Non Anchor		108	350,407	4.2		$34.50

Anchor
New Leases		-	-	-		$-	$-	$-	N/A	N/A	$-
Renewal Leases	Consolidated	2	447,900	7.8		$5.06	$5.06	$-	-		-
Total		2	447,900	7.8		$5.06
(1) Initial gross rent renewal spread is computed by comparing the initial rent psf in the new lease to the final rent psf amount in the expiring lease. For purposes of this computation, the rent amount includes minimum rent, CAM charges, estimated real estate tax reimbursements and marketing charges, but excludes percentage rent. In certain cases, a lower rent amount may be payable for a period of time until specified conditions in the lease are satisfied.

(2) Average rent renewal spread is computed by comparing the average rent psf over the new lease term to the final rent psf amount in the expiring lease. For purposes of this computation, the rent amount includes minimum rent and fixed CAM charges, but excludes pro rata CAM charges, estimated real estate tax reimbursements, marketing charges and percentage rent.

(3) Tenant improvements and certain other leasing costs are presented as annualized amounts per square foot and are spread uniformly over the initial lease term.

(4) As of June 30, 2022, we own a 40% to 50% interest in each of our unconsolidated properties and do not control such properties. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. See “—Non-GAAP Supplemental Financial Measures” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 for further details on our ownership interests in our unconsolidated properties. Our unconsolidated properties include 9 leases and 21,079 square feet of GLA with respect to our unconsolidated partnerships.

Pennsylvania Real Estate Investment Trust

Leasing Activity Summary – Six Months Ended June 30, 2022

		Number	GLA	Term	Initial Rent per square foot ("psf")	Previous Rent psf	Initial Gross Rent Renewal Spread(1)		Average Rent Renewal Spread(2)	Annualized Tenant Improvements psf(3)
							$	%	%
Non Anchor
New Leases
Under 10k square feet ("sf")	Consolidated	83	201,686	5.6	$34.60	N/A	N/A	N/A	N/A	$5.68
	Unconsolidated(4)	3	7,444	3.1	36.10	N/A	N/A	N/A	N/A	-
Total Under 10k sf		86	209,130	5.5	$34.65	N/A	N/A	N/A	N/A	$5.57
										$-
Over 10k sf	Unconsolidated(4)	4	74,696	11.4	16.98	N/A	N/A	N/A	N/A	8.08
Total New Leases		90	283,826	7.1	$30.00	N/A	N/A	N/A	N/A	$6.63

Renewal Leases
Under 10k sf	Consolidated	54	125,430	4.1	$60.15	$60.61	$(0.46)	(0.8%)	5.7%	$1.06
	Unconsolidated(4)	9	25,891	2.5	67.44	67.98	(0.54)	(0.8%)	0.6%	-
Total Under 10k sf		63	151,321	3.9	$61.40	$61.87	$(0.47)	(0.8%)	4.7%	$0.94

Over 10k sf	Consolidated	6	157,166	3.1	17.83	18.63	$(0.80)	(4.3%)	(4.4%)	$2.08
	Unconsolidated(4)	-	-	-	-	-	-	0.0%	0.0%	-
Total Over 10k sf	Consolidated	6	157,166	3.1	17.83	18.63	(0.80)	(4.3%)	(4.4%)	$2.08
Total Fixed Rent	Unconsolidated(4)	69	308,487	3.4	39.20	$39.84	$(0.64)	(1.6%)	2.3%	1.46
Percentage in Lieu		35	95,660	2.6	31.96	32.18	$(0.22)	(0.7%)		0.75

Total Percentage in Lieu	Consolidated	35	95,660	2.6	$31.96	$32.18	$(0.22)	(0.7%)		$0.75
Total Renewal Leases (4)	Unconsolidated(4)	104	404,147	3.2	$37.49	$38.03	$(0.54)	(1.4%)		$1.33
Total Non Anchor		194	687,973	4.8	$34.40					-

Anchor
New Leases		-	-	-	$-	N/A	N/A	N/A	N/A	$-
Renewal Leases	Consolidated	2	447,900	7.8	5.06	5.06	-	-		-
Total		2	447,900	7.8	$5.06

(1) Initial gross rent renewal spread is computed by comparing the initial rent psf in the new lease to the final rent psf amount in the expiring lease. For purposes of this computation, the rent amount includes minimum rent, CAM charges, estimated real estate tax reimbursements and marketing charges, but excludes percentage rent. In certain cases, a lower rent amount may be payable for a period of time until specified conditions in the lease are satisfied.

(2) Average rent renewal spread is computed by comparing the average rent psf over the new lease term to the final rent psf amount in the expiring lease. For purposes of this computation, the rent amount includes minimum rent and fixed CAM charges, but excludes pro rata CAM charges, estimated real estate tax reimbursements, marketing charges and percentage rent.

(3) Tenant improvements and certain other leasing costs are presented as annualized amounts per square foot and are spread uniformly over the initial lease term.

(4) As of June 30, 2022, we own a 40% to 50% interest in each of our unconsolidated properties and do not control such properties. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. See “—Non-GAAP Supplemental Financial Measures” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 for further details on our ownership interests in our unconsolidated properties. Our unconsolidated properties include 12 leases and 33,335 square feet of GLA with respect to our unconsolidated partnerships.

Pennsylvania Real Estate Investment Trust

Summarized Sales and Rent Per Square Foot and Occupancy Percentages

	June 30, 2022								June 30, 2021(1)
					Actual Occupancy		Leased Occupancy					Actual Occupancy
	% Rolling 12 Mo. NOI	Average Comp Sales (1)	Average Gross Rent(2)(3)	Occupancy Cost	Total	Non- Anchor	Total	Non- Anchor	Average Comp Sales (1)	Average Gross Rent(2)(3)	Occupancy Cost(4)	Total	Non- Anchor
Malls	94.8%	$605	$55.89	10.7%	93.8%	90.5%	95.0%	92.3%	531	$56.29	12.5%	89.0%	86.0%
Non-Core Malls (4)	-0.3%	$305	$35.37	12.0%	51.8%	49.6%	51.8%	49.6%	338	$30.16	14.6%	68.2%	46.4%
Malls Total	94.5%	$601	$55.61	10.7%	91.3%	88.8%	92.4%	90.5%	524	$55.67	12.5%	87.8%	84.3%
Other Retail Properties	6.0%	N/A	$18.99	N/A	98.0%	97.8%	99.4%	99.3%	N/A	$19.00	N/A	92.6%	91.7%
Total Retail Properties	6.0%	$601	$47.26	10.7%	91.8%	89.8%	93.0%	91.4%	524	$47.47	12.5%	88.1%	85.1%
Sold Properties	0.0%	N/A	$0.00	N/A			0.0%	0.0%	N/A	$37.06	N/A	78.4%	78.4%
Other Properties	-0.5%	N/A	$0.00	N/A			0.0%	0.0%	N/A		N/A	N/A	N/A
Total Portfolio	100.0%	$601	$47.26	10.7%	91.8%	89.8%	93.0%	91.4%	524	$46.72	12.5%	87.9%	84.8%

(1) Rolling 12 month average comp sales are not reported for 2021 due to COVID-19 related mall closures and operational limitations impacting 2020 activity. Comp sales for 2022 are now included and are compared to the same quarter 2019 sales, as set forth in the columns for 2021. Historically, average comp sales have been based on reported sales by all comparable non-anchor tenants that lease individual spaces of less than 10,000 square feet and have occupied the space for at least 24 months.

(2) Average gross rent for malls includes all non-anchor space owned by the Company and leased to tenants that occupy individual spaces of less than 10,000 square feet. Average gross rent for other retail properties includes all non-anchor space owned by the Company regardless of size.

(3) Average gross rent for mall tenants greater than 10,000 sf was $21.79 per square foot as of June 30, 2022 and $21.39 per square foot as of June 30, 2021.

(4) Beginning in the third quarter of 2021, Fashion District Philadelphia is classified as a Core Mall, compared to prior quarters when it was classified as a Non-Core Mall.

Pennsylvania Real Estate Investment Trust

Mall Occupancy Percentage and Sales Per Square Foot

	June 30, 2022				June 30, 2021			Change
	% of Mall NOI	Avg Comp Sales (2)	Total Occupancy %	Non- Anchor Occupancy %	Avg Comp Sales (1)	Total Occupancy %	Non-Anchor Occupancy %	Avg Comp Sales (1)	Total Occupancy %	Non- Anchor Occupancy %
Top 6 Malls
Cherry Hill Mall	13.6%	$929	96.2%	95.5%	$699	93.3%	92.0%	32.9%	2.9%	3.5%
Willow Grove Park	4.2%	771	96.9%	94.6%	763	93.3%	88.4%	1.0%	3.6%	6.2%
Lehigh Valley Mall	8.1%	685	88.9%	82.1%	584	88.3%	81.1%	17.3%	0.6%	1.0%
Woodland Mall	6.4%	657	97.5%	97.0%	619	84.1%	81.3%	6.1%	13.4%	15.7%
Dartmouth Mall	4.4%	593	93.1%	90.2%	533	95.6%	93.6%	11.3%	(2.5%)	(3.4%)
Mall at Prince George's	8.6%	589	98.8%	98.1%	557	82.2%	96.4%	5.7%	16.6%	1.7%
	45.3%	$730	95.0%	92.8%	$643	88.9%	88.4%	13.5%	6.1%	4.4%

Malls 7-12
Springfield Town Center	10.6%	574	89.6%	86.1%	546	88.8%	85.0%	5.1%	0.8%	1.1%
Capital City Mall	5.8%	542	97.9%	96.9%	447	95.7%	93.6%	21.3%	2.2%	3.3%
Jacksonville Mall	4.2%	533	99.2%	98.4%	497	98.7%	97.5%	7.2%	0.5%	0.9%
Viewmont Mall	3.9%	528	98.8%	97.5%	450	96.1%	91.9%	17.3%	2.7%	5.6%
Patrick Henry Mall	4.9%	519	94.6%	92.2%	436	91.9%	88.2%	19.0%	2.7%	4.0%
Magnolia Mall	3.2%	509	99.1%	98.5%	479	80.4%	96.5%	6.3%	18.7%	2.0%
	32.6%	$539	95.7%	93.2%	$483	91.3%	90.7%	11.6%	4.4%	2.5%

Malls 13-19
Valley Mall	4.7%	501	98.6%	96.8%	420	97.3%	94.0%	19.3%	1.3%	2.8%
Springfield Mall	1.5%	459	91.0%	91.0%	416	84.4%	84.4%	10.3%	6.6%	6.6%
Moorestown Mall	3.1%	453	97.6%	95.8%	413	94.1%	89.6%	9.7%	3.5%	6.2%
Cumberland Mall	3.1%	440	94.0%	90.3%	397	90.6%	84.6%	10.8%	3.4%	5.7%
Francis Scott Key Mall	3.6%	431	94.9%	92.0%	376	92.4%	88.2%	14.6%	2.5%	3.8%
Plymouth Meeting Mall	3.7%	387	85.2%	78.2%	345	81.8%	73.1%	12.2%	3.4%	5.1%
Fashion District Philadelphia	2.5%	N/A	80.4%	75.2%	n/a	72.7%	65.5%	n/a	7.7%	9.7%
	22.2%	$448	91.3%	86.4%	$396	87.4%	80.4%	13.1%	3.9%	6.0%

All Core Malls	100.1%	$605	93.8%	90.5%	$531	89.0%	86.0%	13.9%	4.8%	4.5%

Non-Core Malls
Exton Square Mall	-0.3%	305	51.8%	49.6%	338	68.2%	46.4%	-9.8%	(16.4%)	3.2%
All Non-Core Malls	-0.3%	$305	51.8%	49.6%	$338	68.2%	46.4%	-9.8%	(16.4%)	3.2%

All Malls	99.8%	$601	91.3%	88.8%	$524	87.8%	84.3%	14.7%	3.5%	4.5%

(1) Rolling 12 month average comp sales are not reported for 2021 due to COVID-19 related mall closures and operational limitations impacting 2020 activity. Comp sales for 2022 are now included and are compared to the same quarter 2019 sales, as set forth in the columns for 2021. Historically, average comp sales have been based on reported sales by all comparable non-anchor tenants that lease individual spaces of less than 10,000 square feet and have occupied the space for at least 24 months.

(2) Beginning in the third quarter of 2021, Fashion District Philadelphia is classified as a Core Mall, compared to prior quarters when it was classified as a Non-Core Mall.

Pennsylvania Real Estate Investment Trust

Top Twenty Tenants

June 30, 2022

Tenant	Brands	Locations at Consolidated Properties	Locations at Unconsolidated Properties	Total Number of Locations (1)	Percentage of Annualized Gross Rent(2)
Foot Locker, Inc.	Champs, Foot Locker, Footaction, House of Hoops by Foot Locker, Kids Foot Locker	33	6	39	4.2%
Signet Jewelers Limited	Kay Jewelers, Piercing Pagoda, Piercing Pagoda Plus, Totally Pagoda, Zales Jewelers, Banter by Piercing Pagoda	48	9	57	3.2%
Dick's Sporting Goods, Inc.	Dick's Sporting Goods, Field & Stream	10	1	11	2.8%
American Eagle Outfitters, Inc.	Aerie, American Eagle Outfitters, Offline	16	4	20	2.8%
Victoria's Secret & Co.	Victoria's Secret, Pink	14	3	17	2.7%
Dave & Buster's, Inc.	Dave & Buster's	3	1	4	1.8%
Sycamore Partners	Hot Topic, Talbots, Torrid, AnnTaylor, Loft, Belk	33	7	40	1.8%
Macy's	Bloomingdale's, Macy's	12	2	14	1.8%
Express, Inc	Express, Express Factory Outlet, Express Men	10	3	13	1.7%
Cineworld Group	Regal Cinemas	4	-	4	1.7%
Genesco Inc.	Johnston & Murphy, Journeys, Journeys Kidz, Underground by Journeys	22	5	27	1.6%
Gap, Inc.	Banana Republic, Gap/Gap Kids, Old Navy	10	5	15	1.6%
Hennes & Mauritz L.P.	H & M	12	1	13	1.6%
Bath & Body Works, Inc.	Bath & Body Works	17	3	20	1.4%
Darden Concepts, Inc.	Bahama Breeze, Capital Grille, Olive Garden, Seasons 52, Yard House	8	-	8	1.3%
Luxottica Group S.p.A.	Lenscrafters, Pearle Vision, Sunglass Hut	21	6	27	1.2%
The TJX Companies, Inc.	HomeGoods, HomeSense, Marshalls, Sierra Trading Post, TJ Maxx	7	2	9	1.1%
AMC Entertainment Holdings, Inc.	AMC	3	1	4	1.1%
Shoe Show, Inc.	Shoe Department, Shoe Dept. Encore	14	2	16	1.0%
F21 OpCo LLC	Forever 21	8	2	10	1.0%
Total Top 20 Tenants		305	63	368	37.4%
Total Leases		1,356	294	1,650	100.0%
(1)
Includes our share of tenant gross rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments as of June 30, 2022.

Pennsylvania Real Estate Investment Trust

Lease Expirations as of June 30, 2022

(dollars in thousands except per square foot (“psf”) amounts)

Non-Anchors
		Gross Leasable Area ("GLA")		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring	Expiring GLA (1)	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (2)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2022 and Prior	233	469,531	5.8%	26,584	23,327	8.4%	56.62
2023	286	1,455,193	17.7%	48,953	42,954	15.5%	33.64
2024	263	943,147	11.6%	43,402	38,406	13.8%	46.02
2025	185	886,944	10.9%	38,669	35,620	12.8%	43.60
2026	133	745,638	9.1%	30,044	27,105	9.8%	40.29
2027	121	837,706	10.3%	29,626	27,539	9.9%	35.37
2028	83	601,198	7.4%	22,738	21,246	7.7%	37.82
2029	70	516,421	6.3%	20,841	16,968	6.1%	40.36
2030	63	468,592	5.7%	20,499	17,409	6.3%	43.75
2031	40	405,504	5.0%	12,151	10,243	3.7%	29.97
Thereafter	56	829,457	10.2%	20,968	16,565	6.0%	25.28
Total/Average	1,533	8,159,331	100.0%	$314,475	$277,382	100.0%	$38.54

Anchors
		Gross Leasable Area ("GLA")		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring	Expiring GLA (1)	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (2)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2022 and prior	2	376,694	7.9%	710	355	1.4%	1.88
2023	4	355,120	7.4%	1,388	1,388	5.3%	3.91
2024	4	485,531	10.2%	3,265	3,265	12.5%	6.73
2025	8	929,729	19.5%	2,045	2,045	7.8%	2.20
2026	6	470,638	9.8%	3,910	2,646	10.1%	8.31
2027	2	275,250	5.8%	1,743	1,743	6.7%	6.33
2028	9	1,075,254	22.4%	6,738	6,738	25.6%	6.27
2029	1	65,155	1.4%	2,210	2,210	8.4%	33.92
2030	2	85,718	1.8%	1,522	1,522	5.8%	17.75
2031	2	166,523	3.5%	932	932	3.6%	5.60
Thereafter	4	493,572	10.3%	3,354	3,354	12.8%	6.80
Total/Average	44	4,779,184	100.0%	$27,817	$26,198	100.0%	$5.82

(1) Does not include tenants occupying space under license agreements with initial terms of less than one year.

(2) Includes our share of tenant rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments.

Pennsylvania Real Estate Investment Trust

Property Information as of June 30, 2022

		Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA

Core Malls
Capital City Mall	Camp Hill, PA	JCPenney	2025	102,825	Macy's	120,000	104,806	174,063	10,673	624,346
		Dick's Sporting Goods	2028	61,677
		Sportsman's Warehouse	2031				50,302
Cherry Hill Mall	Cherry Hill, NJ	Nordstrom	2025	138,000	JCPenney	174,285	254,879	408,001	31,590	1,311,355
					Macy's	304,600
Cumberland Mall	Vineland, NJ	The Home Depot	2024	132,013	BJ's Wholesale Club	117,889	132,298	139,651	40,531	952,012
		Dick's Sporting Goods	2028	50,000	Boscov's	155,341
		Regal Cinemas	2026				44,445
		Power Warehouse	2023	116,934
		HomeGoods	2033				22,910
Dartmouth Mall	Dartmouth, MA	JCPenney	2025	100,020	Macy's	140,000	96,482	149,014	34,111	632,513
		Burlington	2030	43,835
		AMC Theaters	2026				44,988
		Aldi	2031				24,063
Fashion District Philadelphia	Philadelphia, PA	Burlington	2032	85,162			179,365	114,909	166,631	851,785
		AMC	2034				36,535
		Round 1	2029				58,080
		City Winery	2038				29,762
		H&M	2030				38,694
		Shopper's World	2026	95,159
		Primark	2032				47,488
Francis Scott Key Mall	Frederick, MD	JCPenney	2025	101,293	Macy's	139,333	139,863	171,216	31,493	754,231
		Sears	2023	120,883
		Dick's Sporting Goods	2025				50,150
Jacksonville Mall	Jacksonville, NC	Belk	2028	72,510			123,079	123,777	3,946	492,917
		JCPenney	2025	51,812
		Sears	2026	117,793
Lehigh Valley Mall	Allentown, PA	Boscov's	2022	164,694	JCPenney	207,292	185,631	316,481	109,554	1,195,652
		Macy's	2022	212,000
Magnolia Mall	Florence, SC	Belk	2028	115,793			96,175	147,922	5,036	591,776
		Best Buy	2023	32,054
		Tilt Studio	2031	104,107
		Dick's Sporting Goods	2026				45,000
		Burlington	2028				45,689
Moorestown Mall	Moorestown, NJ	Boscov's	2028	202,765	Cooper Hospital (2)	182,153	110,814	205,714	17,724	926,699
		Regal Cinemas	2030				57,843
		HomeSense	2028	28,486
		Turn 7 Liquidations	2023	121,200

		Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA

Patrick Henry Mall	Newport News, VA	Dick's Sporting Goods	2027	50,250	Dillard's	144,157	60,095	214,863	23,344	717,921
		JCPenney	2025	85,212	Macy's	140,000
Plymouth Meeting Mall	Plymouth Meeting, PA	Boscov's	2028	188,429			171,330	176,328	135,910	917,844
		Whole Foods	2029	65,155
		Burlington	2030	41,883
		Dick's Sporting Goods	2031				57,588
		AMC Theaters	2027				48,000
		LEGOLAND Discovery Center	2032				33,221
Springfield Mall	Springfield, PA				Macy's	192,000	20,577	182,080	20,074	610,630
					Target	195,899
Springfield Town Center	Springfield, VA	Macy's	2035	252,245	JCPenney	209,144	181,785	311,338	102,016	1,374,155
					Target	180,841
		Dick's Sporting Goods	2025				53,891
		Nordstrom Rack	2025				33,107
		Regal Cinemas	2031				49,788
The Mall at Prince George's	Hyattsville, MD	Macy's	2028	195,655			268,818	260,476	10,455	870,590
		Target	2024	135,186
Valley Mall	Hagerstown, MD	JCPenney	2025	157,455			95,023	206,900	11,915	827,703
		Belk	2028	123,094
		Regal Cinemas	2033				53,059
		Dick's Sporting Goods	2031	62,416
		Onelife Fitness	2033	70,000
		Tilt Studio	2028	47,841
Viewmont Mall	Scranton, PA	JCPenney	2025	193,112	Macy's	139,801	76,053	161,003	6,680	689,226
		Dick's Sporting Goods/Field & Stream	2028	90,000
		HomeGoods	2027				22,577
Willow Grove Park	Willow Grove, PA	Macy's	2027	225,000	Bloomingdale's	237,537	78,219	260,277	19,199	1,036,148
		Nordstrom Rack	2024	40,332	Sears(1)	175,584
Woodland Mall	Grand Rapids, MI	Von Maur	2119	86,165	JCPenney	254,905	115,714	306,747	14,483	982,252
					Macy's	157,316
		Phoenix Theatres	2037				46,922
Total Core Malls				4,480,445		3,568,077	3,485,108	4,030,760	795,365	16,359,755

		Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA
Other Malls and Retail Properties
Exton Square Mall	Exton, PA	Boscov's	2024	178,000	Macy's	181,200	48,037	134,817	389,720	990,145
		Round 1	2026	58,371
Metroplex Shopping Center	Plymouth Meeting, PA	Giant Food Store	2026	67,185	Lowe's	163,215	328,809	49,012	7,280	777,695
					Target	137,514
		Saks OFF 5th	2026				24,680
The Court at Oxford Valley	Fairless Hills, PA	Best Buy	2026	59,620	BJ's Wholesale Club	116,872	293,144	37,570	16,571	703,909
					The Home Depot	130,751
		Dick's Sporting Goods	2026				49,381
Red Rose Commons	Lancaster, PA				The Home Depot	134,558	248,086	15,207	-	462,883
					Weis Market	65,032
Total Other Malls and Retail Properties				363,176		929,142	992,137	236,606	413,571	2,934,632
Total Portfolio				4,843,621		4,497,219	4,477,245	4,267,366	1,208,936	19,294,387

(1) Approximately 78,000 square feet of this space has been subleased to Primark. (2) Former Sears was acquired by Cooper Hospital. The site is under development and currently not operating.

Pennsylvania Real Estate Investment Trust

Investment in Real Estate - Consolidated Properties

(in thousands)

	June 30, 2022
	Operating Properties and Land Held for Development	Construction in Progress	Accumulated Depreciation	Net Real Estate	Debt(1)
Core Malls
Capital City Mall	$138,162	$-	$64,083	$74,079	$-
Cherry Hill Mall	486,996	-	298,730	188,266	252,312
Cumberland Mall	85,607	-	38,399	47,208	38,314
Dartmouth Mall	92,468	110	53,110	39,468	54,545
Francis Scott Key Mall	96,896	-	50,007	46,889	54,633
Jacksonville Mall	95,067	-	48,152	46,915	-
Magnolia Mall	108,629	-	59,383	49,246	-
Moorestown Mall	185,435	-	92,941	92,494	-
Patrick Henry Mall	157,694	-	83,874	73,820	84,102
Plymouth Meeting Mall	236,892	5,456	123,019	119,329	-
The Mall at Prince George's	138,337	218	78,516	60,039	-
Springfield Town Center	497,406	774	102,680	395,500	-
Valley Mall	149,982	1,229	62,130	89,081	-
Viewmont Mall	122,398	-	61,391	61,007	67,185
Willow Grove Park	233,036	37,579	123,851	146,764	147,197
Woodland Mall	288,765	106	102,672	186,199	111,700
Total Core Malls	3,113,770	45,472	1,442,938	1,716,304	809,988

Non-Core Malls
Exton Square Mall	-	-	-	-	-
Total Non-Core Malls	-	-	-	-	-
Total Malls	$3,113,770	$45,472	$1,442,938	$1,716,304	$809,988

Other Properties
Land held for development	3,163,647	-	-	3,163,647	-
Total Investment in Real Estate	$6,277,417	$45,472	$1,442,938	$4,879,951	$809,988

Assets Held For Sale
Exton Square Mall	28,259	-	-	28,259	-
The Mall at Prince George's	5,091	-	-	5,091	-
Moorestown Mall	1,790	-	-	1,790	-
Woodland Mall	1,054	-	-	1,054	-
Valley View Former Macy's Box	978	-	-	978	-
Various outparcels	4,236	-	-	4,236	-
Total held for sale	$41,408	$-	$-	$41,408	$-
(1)
Refer to page 30 for further debt information.

Pennsylvania Real Estate Investment Trust

Investment in Real Estate – Equity Method Investments at Ownership Share

(in thousands)

	June 30, 2022
	Operating Properties and Land Held for Development	Construction in Progress	Accumulated Depreciation	Net Real Estate	Debt(1)
Unconsolidated Malls
Fashion District Philadelphia	$165,919	$383	$(7,114)	$159,188	$156,835
Lehigh Valley Mall	57,116	103	(32,518)	24,701	91,666
Springfield Mall	58,741	60	(27,842)	30,959	28,641
Total Unconsolidated Malls	$281,776	$546	$(67,474)	$214,848	$277,142

Unconsolidated Other Retail Properties
Metroplex Shopping Center	46,514	2,647	(28,650)	20,511	34,885
The Court at Oxford Valley	28,411	-	(14,110)	14,302	27,500
Red Rose Commons	14,626	(28)	(6,031)	8,567	16,698
Total Unconsolidated Other Retail Properties	$89,551	$2,619	$(48,791)	$43,380	$79,083
Unconsolidated Property Under Development
Pavilion at Market East	6,346	784	(2,421)	4,709	$2,960
Total Investment in Real Estate	$377,673	$3,949	$(118,686)	$262,937	$359,185
(1)
Refer to pages 30-33 for further debt information.

Pennsylvania Real Estate Investment Trust

Capital Expenditures

Three and Six Months Ended June 30, 2022

(in thousands)

	Three Months Ended June 30, 2022			Six Months Ended June 30, 2022
	Consolidated	PREIT's Share of Equity Method Investments	Total	Consolidated	PREIT's Share of Equity Method Investments	Total
Redevelopment projects with incremental GLA and/or anchor replacement (1)	$765	$176	$941	$1,867	$288	$2,155
Tenant allowances	1,452	137	1,589	2,428	150	2,578
Recurring capital expenditures:
CAM expenditures	828	15	843	1,287	160	1,447
Non-CAM expenditures	111	-	111	320	-	320
Total recurring capital expenditures	939	15	954	1,607	160	1,767
Total	$3,156	$328	$3,484	$5,902	$598	$6,500

(1) Net of any tenant reimbursements, parcel sales, tax credits or other incentives.

Pennsylvania Real Estate Investment Trust

Debt Analysis as of June 30, 2022

(in thousands)

	Outstanding Debt
	Fixed Rate (1)	% of Total Indebtedness	Variable Rate	% of Total Indebtedness	Total	% of Total Indebtedness
Consolidated mortgage loans payable (2)	$576,470	26.7%	$233,518	10.8%	$809,988	37.5%
Unconsolidated mortgage loans payable (3)	199,390	9.2%	2,960	0.1%	202,350	9.4%
Consolidated Term Loans (4)	300,000	13.9%	671,845	31.1%	971,845	45.1%
Unconsolidated Term Loans (5)	59,534	2.8%	97,301	4.5%	156,835	7.3%
2020 Revolving Facility	-	0.0%	16,078	0.7%	16,078	0.7%
Total Outstanding Debt	$1,135,394	52.6%	$1,021,702	47.2%	$2,157,096	100.0%
Average Stated Interest Rate	5.77%		7.56%		6.62%

(1) Includes variable rate debt swapped to fixed rate debt.

(2) Excludes deferred financing costs of $1,344.

(3) Reflects our share of mortgage debt of equity method investees. Excludes our share of deferred financing costs of $498.

(4) Excludes deferred financing costs of $2,974.

(5) Reflects our share of Term Loan debt of equity method investee.

		Average Debt Balance
		Mortgage Debt	Revolving Facility	Term Loans	Total
Beginning Balance	4/1/2022	$1,071,305	$53,817	$1,133,101	$2,258,223
Mortgage loan amortization, including our share of debt of equity method investees		(7,945)	-	-	(7,945)
Mortgage loan paydowns, payoffs and sales		(51,022)	-	-	(51,022)
First Lien Revolver Paydown		-	(37,739)	-	(37,739)
First Lien Term Loan Paydown		-	-	(18,060)	(18,060)
2020 FDP Partnership Loan Borrowing		-	-	254	254
Second Lien Term Loan PIK Interest		-	-	13,385	13,385
Ending Balance	6/30/2022	$1,012,338	$16,078	$1,128,680	$2,157,096
Weighted Average Balance		$1,059,999	$51,130	$1,136,578	$2,254,141

Pennsylvania Real Estate Investment Trust

Debt Analysis as of June 30, 2022 (continued)

(in thousands)

Debt Maturities(1)
Year	Scheduled Amortization	Deferred Financing Cost Amortization - Mortgages	Mortgage Balance at Initial Maturity Date	2020 Revolving Facility	Term Loans	Deferred Financing Cost Amortization - Term Loans	Total Debt
2022	$7,259	$(590)	$400,977	$16,078	$971,845	$(2,974)	$1,392,595
2023	10,596	(448)	89,661	-	97,301	-	197,110
2024	10,242	(448)	121,818	-	-	-	131,612
2025	9,031	(448)	237,644	-	-	-	246,227
2026	-	(448)	-	-	-	-	(448)
Thereafter	13,795	-	111,315	-	59,534	-	184,644
	$50,923	$(2,382)	$961,415	$16,078	$1,128,680	$(2,974)	$2,151,740

(1) The weighted average period to total debt maturity is 1.35 years, excluding extension options. Includes 100% of revolver, term loan and mortgage loan debt from consolidated properties and our share of term loan and mortgage loan debt of equity method investees.

Weighted Average Mortgage Interest Rates
Year	Balance (1)	Interest Rate
2022	$402,326	4.32%
2023	92,390	4.38%
2024	121,818	4.66%
2025	259,939	4.10%
2026	-	0.00%
Thereafter	135,865	3.79%
Total	$1,012,338	4.24%

(1) Includes our share of debt of equity method investees.

Pennsylvania Real Estate Investment Trust

Debt Schedule as of June 30, 2022

(in thousands)

	Debt	Interest Rate	Annual Debt Service	Balance at Maturity		Initial Maturity Date	Fully Extended Maturity Date
Fixed Rate Mortgage Loans
Cumberland Mall	$38,314	4.40%	$3,433	$38,157		August 2022	August 2022
Cherry Hill Mall	252,312	3.90%	16,980	251,120		September 2022	September 2022
Dartmouth Mall	54,545	3.97%	3,825	53,299		April 2023	April 2023
Metroplex Shopping Center (2)	34,885	5.00%	2,818	33,502		October 2023	October 2023
Patrick Henry Mall	84,102	4.35%	5,748	77,591		July 2025	July 2025
Springfield Mall (2)	28,641	4.45%	1,964	26,299		October 2025	October 2025
Willow Grove Park	147,197	3.88%	9,599	133,754		October 2025	October 2025
Lehigh Valley Mall (2)	91,666	4.06%	5,768	79,789		November 2027	November 2027
Red Rose Commons (2)	16,698	3.28%	978	13,183		July 2031	July 2031
The Court at Oxford Valley (2)	27,500	3.20%	2,058	18,343		July 2031	July 2031
Total Fixed Rate Mortgage Loans	$775,860	4.02%	$53,171	$725,037

Variable Rate Mortgage Loans
Francis Scott Key Mall	$54,633	4.66%	$2,547	$54,633		June 2024	June 2024
Woodland Mall	111,700	5.25%	10,064	111,700		December 2022	December 2022
Pavilion East Associates (2)	2,960	4.75%	240	2,860		May 2023	May 2023
Viewmont Mall	67,185	4.66%	3,132	67,185		June 2024	June 2024
Total Variable Rate Mortgage Loans	$236,478	4.94%	$15,983	$236,378
Total Mortgage Loans	$1,012,338	4.24%	$69,154	$961,415

Consolidated Mortgage Loans	$809,988	4.27%	$69,154	$787,440
Consolidated Deferred Financing Fees	(1,344)	N/A	N/A	N/A
Unconsolidated Mortgage Loans	202,350	4.10%	13,826	173,974
Unconsolidated Deferred Financing Fees	(1,038)	N/A	N/A	N/A
First Lien Term Loan (1)	359,643	8.17%	29,368	359,643		December 2022	December 2023
Second Lien Term Loan	612,202	9.20%	56,321	612,202	(3)	December 2022	December 2023
2018 FDP Term Loan	97,301	4.56%	4,439	97,301		January 2023	January 2024
Term Loan Deferred Financing Fees	(2,974)	N/A	N/A	N/A
First Lien Revolver	16,078	4.56%	733	16,078		December 2022	December 2023
2020 FDP Partnership Loan	59,534	15.00%	8,930	59,534	(3)	December 2027	December 2027
Total	2,151,740	6.62%	182,771	2,106,172
Amortization of Deferred Financing Fees	-	0.20%	—	—
Effective Interest Rate	$2,151,740	6.81%	$182,771	$2,106,172

(1) All or a portion of the loan has been effectively swapped to the fixed interest rate presented.

(2) Includes our share of debt of equity method investees, based on our ownership percentage.

(3) The balances at maturity are subject to increase as additional interest accrues to the principal balances of the loans.

Pennsylvania Real Estate Investment Trust

Selected Debt Ratios

June 30, 2022
Debt Yield Ratio
Maintain a minimum Debt Yield Ratio (Senior) of 11.35% from and after June 30, 2021	20.95%
Maintain a minimum Debt Yield Ratio (Corporate) of (a) 6.50% from June 30, 2021 through and including September 30, 2021 and (b) 7.25% from and after October 1, 2021	8.87%
Liquidity
Maintain minimum liquidity of at least $25.0 million, to be comprised of unrestricted cash held in certain deposit accounts subject to control agreements	$127.1 million
(1)
The First Lien Credit Agreement and Second Lien Credit Agreement (collectively, the "Credit Agreements"), contain identical affirmative and negative covenants customarily found in such agreements, including requirements that the Company, on a consolidated basis, maintain certain financial ratios and liquidity. All capitalized terms used on this page have the meanings ascribed to such terms in the Credit Agreements. In addition to the ratios set forth herein, there are several other requirements set forth in the covenants under the Credit Agreements with which the Company must comply. As of June 30, 2022, we were in compliance with terms under the Credit Agreements, however, a material decline in future operating results could affect our ability to comply with the financial covenants, including additional covenants that came into effect starting on June 30, 2021.

Pennsylvania Real Estate Investment Trust

Forward Looking Statements

FORWARD LOOKING STATEMENTS

This Quarterly Supplemental and Operating Information for the quarter ended June 30, 2022 contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “project,” “intend,” “may” or similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters, including our expectations regarding the impact of COVID-19 on our business, that are not historical facts. These forward-looking statements reflect our current views about future events, achievements, results, cost reductions, dividend payments and the impact of COVID-19 and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by the following:

•
the effectiveness of our financial restructuring and any additional strategies that we may employ to address our liquidity and capital resources in the future;
•
our ability to achieve forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce indebtedness;
•
the COVID-19 global pandemic and the public health and governmental response, which have created periods of significant economic disruption and also have and may continue to exacerbate many of the risks listed herein;
•
changes in the retail and real estate industries, including bankruptcies, consolidation and store closings, particularly among anchor tenants;
•
changes in economic conditions, including unemployment rates and its effects on consumer confidence and spending, supply chain challenges, the current inflationary environment, and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions;
•
our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise;
•
our ability to maintain and increase property occupancy, sales and rental rates;
•
increases in operating costs that cannot be passed on to tenants, which may be exacerbated in the current inflationary environment;
•
the effects of online shopping and other uses of technology on our retail tenants;
•
risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates;
•
social unrest and acts of vandalism or violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales;
•
our ability to sell properties that we seek to dispose of, which may be delayed by, among other things, the failure to obtain zoning, occupancy and other governmental approvals and permits or, to the extent required, approvals of other third parties;
•
potential losses on impairment of certain long-lived assets, such as real estate, including losses that we might be required to record in connection with any disposition of assets;
•
our substantial debt, particularly in light of increasing interest rates, and our ability to remain in compliance with our financial covenants under our debt facilities;
•
our ability to raise capital, including through sales of properties or interests in properties, subject to the terms of our Credit Agreements; and
•
potential dilution from any capital raising transactions or other equity issuances.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in our Annual Report on Form 10-K for the year ended December 31, 2021 in the section entitled “Item 1A. Risk Factors” and any subsequent reports we file with the SEC. We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Pennsylvania Real Estate Investment Trust

Definitions

Funds From Operations (FFO)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding (i) depreciation and amortization of real estate, (ii) gains and losses on sales of certain real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate (including development land parcels), which are included in the determination of net loss in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net loss and net cash used in operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net loss is the most directly comparable GAAP measurement to FFO.

When applicable, we also present FFO, as adjusted, and FFO per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the three and six months ended June 30, 2022 and 2021, to show the effect of such items as gain or loss on debt extinguishment (including accelerated amortization of financing costs), impairment of assets, provision for employee separation expense, insurance recoveries or losses, net, gain on derecognition of property, loss on hedge ineffectiveness, gain on sale of preferred equity interest and reorganization expenses which had an effect on our results of operations, but are not, in our opinion, indicative of our ongoing operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as provision for employee separation expense and accelerated amortization of financing costs.

Net Operating Income (NOI)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our pro rata share of revenue and property operating expenses of our unconsolidated partnership investments. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions.

We believe NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net loss is the most directly comparable GAAP measure to NOI. NOI excludes other income, depreciation and amortization, general and administrative expenses, insurance recoveries (net), provision for employee separation expenses, project costs and other expenses, interest expense, reorganization expenses, impairment of assets, equity in loss/income of partnerships, gain on extinguishment of debt, gain/loss on sales of real estate and gain/loss on sale of preferred equity interest.

Same Store NOI

Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired or disposed of, under redevelopment, or designated as non-core during the periods presented. Non Same Store NOI is calculated using the retail properties excluded from the calculation of Same Store NOI.

Funds Available for Distribution (FAD)

FAD is a measure of a real estate company’s cash flows generated by operations and capacity to pay dividends. The Company calculates FAD by starting with FFO as adjusted and subtracting (1) straight-line rent, (2) normalized recurring capital expenditures that are capitalized but necessary to maintain our properties, (3) operational tenant allowances, (4) capitalized leasing costs, (5) non-cash compensation charges, and (6) amortization of above- and below-market lease intangibles.

We believe that net income is the most directly comparable GAAP measurement to FAD. We believe FAD provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. In addition, we believe that to further understand our liquidity, FAD should be compared with our cash flow from operating activities determined in accordance with GAAP, as presented in our consolidated financial statements. The computation of FAD may not be comparable to FAD reported by other REITs or real estate companies and FAD does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, or as an alternative to net cash flow from operating activities (determined in accordance with GAAP), as a measure of our liquidity.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)

NAREIT defines Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”), which is a non-GAAP measure, as net income (computed in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization; plus or minus losses and gains on the disposition of depreciated property, including losses/ gains on change in control; plus impairment write downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; plus or minus adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. We compute EBITDAre in accordance with the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

EBITDAre does not include interest expense, income tax expense, gains or losses on sales of operating real estate or impairment writedowns of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, EBITDAre is not a comprehensive measure of our operating cash flows. EBITDAre does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to EBITDAre.

We believe that EBITDAre is helpful to management and investors as a measure of operating performance because it provides an additional performance measure to management and investors to facilitate the evaluation and comparison of the Company to other REITs and to other non-real estate commercial enterprises.